Exhibit (21)
COOPER TIRE & RUBBER COMPANY
SUBSIDIARIES & AFFILIATES
AS OF December 31, 2010
Cooper Tire & Rubber Company (Parent) (Delaware)
Cooper International Holding Corporation (Delaware)
Cooper International Rubber, Limited (Jamaica) (Inactive)
Cooper Tire & Rubber Company de Mexico S.A. de C.V. (Mexico) (50% owned)
Corporación de Occidente SA de CV (16.8% owned — also below indirect ownership for a total of 37.5% )
Inversionistas del Bajío SA de CV (Mexico) (50% owned)
Corporación de Occidente SA de CV (41.6% owned)
Cooper Receivables LLC (Delaware)
Cooper Tire Holding Company (Ohio)
Cooper Tire International Trading Company (Cayman Islands)
Branch Office (Singapore)
Cooper Tire & Rubber International Trading Limited (Cayman Islands)
Cooper Tire & Rubber Company (Barbados) Ltd. (Barbados)
Cooper Tire Asia-Pacific (Shanghai) Trading Co., Ltd. (China)
Cooper Tire (China) Investment Co., Ltd. (China)
Cooper Tire & Rubber Co. Shanghai Rep Office (China — Branch)
Cooper Tire & Rubber Foundation (Ohio)
Cooper Tyre & Rubber Company UK Limited (England)
Cooper Tire & Rubber Company Deutschland GmbH (Germany)
Cooper Tire & Rubber Company Espana S.L. (Spain)
Cooper Tire & Rubber Company Europe Limited (England)
Cooper Tire & Rubber Company International Development Limited (England)
Cooper Tire & Rubber Company France Sarl (France)
Cooper Tire & Rubber Company Italia S.r.l. (Italy)
Cooper Tire & Rubber Company Suisse SA (Switzerland)
CTB (Barbados) Investment Co. Ltd. (Barbados)
Cooper Kenda Global Holding Co. Ltd. (Barbados) (50% owned)
Cooper Kenda Tire (Kunshan) Co., Ltd. (China)
Cooper Kenda Global Holding Investment Co. Ltd. (Barbados) (80% owned)
Cooper Tire Investment Holding (Barbados) Ltd. (Barbados)
Cooper Chengshan (Shandong) Tire Company Ltd. (China) (65% owned)
CTBX Company (Ohio)
CTTG Inc. (Ohio)
Elemica, Inc. (2.031% owned)
Ilpea Equity, LLC (0.6264% owned)
Master Assurance & Indemnity Ltd (Bermuda)
Max-Trac Tire Co., Inc. (Ohio)
Mickey Thompson Performance Racing Inc. (Ohio)
Mickey Thompson International, Inc. (Virgin Islands) (Inactive)